Exhibit 4

                    STATEMENT OF ORGANIZATION BY INCORPORATOR

                                       OF

                               CSW VENTURES, INC.



                  The undersigned sole incorporator of CSW Ventures, Inc. (hereinafter referred to as the "Corporation"), a Delaware corporation, pursuant to Section 108(c) of the General Corporation Law, makes the following statement and takes the following action to organize said corporation:

     FIRST: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on the __ day of __________ 1998.

     SECOND: The By-Laws annexed hereto are hereby adopted as the By-Laws of the Corporation.
     THIRD: The following named persons are hereby elected as the directors of the Corporation to hold office until the first annual meeting of stockholders and until their successors are elected or appointed and have qualified:
                                  [-----------]
         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this __ day of __________ 1998.

                                           _________________________
                                                Joris M. Hogan
                                               Sole Incorporator